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                                                                     EXHIBIT 5.1

            [LETTERHEAD OF ORRICK, HERRINGTON & SUTCLIFFE LLP ]

May 25, 2004


Onyx Software Corporation
1100 - 112th Avenue NE, Suite 100
Bellevue, WA 98004

RE: ONYX SOFTWARE CORPORATION REGISTRATION STATEMENT ON FORM S-8 FOR THE ONYX SOFTWARE CORPORATION 1998 STOCK INCENTIVE COMPENSATION PLAN AND THE 1998 EMPLOYEE STOCK PURCHASE PLAN

Ladies and Gentlemen:

We have acted as counsel to Onyx Software Corporation (the "Company") in connection with the preparation of a registration statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, that the Company is filing with the Securities and Exchange Commission with respect to
(i) 3,863,143 additional shares of common stock, $0.01 par value per share (the "Option Shares"), issuable under the Company's 1998 Stock Incentive Compensation Plan, as amended and restated on March 21, 2003 (the "1998 Plan") and (ii) 593,648 additional shares of common stock, $0.01 par value per share (the "ESPP Shares" and together with the Option Shares, the "Shares"), issuable under the Company's 1998 Employee Stock Purchase Plan, as amended and restated on April 6, 2001 (the "ESPP").

We have examined the Registration Statement and such instruments, documents, certificates and records that we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy, and completeness of the information, representations, and warranties contained in the records, documents, instruments, and certificates we have reviewed.

Based on and subject to the foregoing, we are of the opinion that (i) in the case of the Option Shares, upon (a) exercise of options granted under the 1998 Plan and (b) issuance and sale of the Option Shares upon such exercise and receipt of consideration for such Option Shares in accordance with the terms of the 1998 Plan or (ii) in the case of the ESPP Shares, upon issuance and sale of the ESPP Shares and the receipt of consideration for such ESPP Shares in accordance with the terms of the ESPP, such Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ ORRICK, HERRINGTON & SUTCLIFFE LLP